Exhibit 10.6

Private Placement Shares Purchase Agreement

[_], 2026

Crestone Strategic Capital Acquisition Corporation

211 East 43rd Street, FL 7-100

New York, NY 10017

Ladies and Gentlemen:

Crestone Strategic Capital Acquisition Corporation (the “Company”), a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities (a “Business Combination”), intends to register its securities under the Securities Act of 1933, as amended (the “Securities Act”), in connection with its initial public offering (“IPO”), pursuant to a registration statement on Form S-1 (the “Registration Statement”). The undersigned party hereby commits that it will purchase 351,750 shares of the Company (“Private Placement Shares”) for a purchase price of $3,517,500 (the “Private Placement Share Purchase Price”).

Crestone Strategic Capital Limited (the “Sponsor”) hereby agrees that it will purchase an additional number of shares of the Company (“Over-Allotment Shares”), up to a maximum of 36,563 Over-Allotment Shares at a purchase price of $10.00, or a maximum of 388,313 Private Placement Shares for a total purchase price of $3,883,125 (the “Over-Allotment Share Purchase Price”, together with the Private Placement Share Purchase Price, being the “Purchase Price”), in the event Polaris Advisory Partners LLC exercises its over-allotment option, such that the amount held in the trust account (as described in the Registration Statement) does not fall below $10.00 per share sold by the Company in the IPO.

The Sponsor agrees that if the size of the IPO is increased or decreased for any reason, the amount of the Sponsor’s investment will be either increased or decreased, as applicable, so that the Sponsor’s percentage of the aggregate investment in Private Placement Shares made by the Sponsor and other investors of the Company remains the same. If the size of the offering is increased, the Sponsor agrees that it will deliver the Purchase Price for such additional Private Placement Shares as promptly as is reasonably practicable following the increase if it is on the closing date of the IPO. If the size of the offering is decreased, the unused portion of the Purchase Price shall be returned to the Sponsor.

At least twenty-four (24) hours prior to the effective date of the Registration Statement, the undersigned party will cause the Private Placement Share Purchase Price to be delivered to Odyssey Transfer and Trust Company (“Odyssey”), by certified bank check or wire transfer as set forth in the instructions attached as Exhibit A to hold in a non-interest bearing account until the Company consummates the IPO.

The consummation of the purchase and issuance of the Private Placement Shares shall occur simultaneously with the consummation of the IPO and the consummation of the purchase and issuance of the Over-Allotment Shares shall occur simultaneously with the closing of any exercise of the over-allotment option related to the IPO. Simultaneously with the consummation of the IPO, Odyssey shall deposit the Private Placement Share Purchase Price, without interest or deduction, into the trust account (“Trust Account”) established by the Company for the benefit of the Company’s public shareholders as described in the Registration Statement. If the Company does not complete the IPO within 14 days from the date of this letter, the Private Placement Share Purchase Price (without interest or deduction) will be returned to the undersigned party.

The Private Placement Shares and Over-Allotment Shares shall be identical to the ordinary shares, par value $0.0001 per share (the “Ordinary Shares”) to be sold by the Company in the IPO, except as otherwise described herein and in the Registration Statement. Additionally, the undersigned party agrees:

●	to vote in favor of any proposed Business Combination;

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●	not to propose, or vote in favor of, an amendment to the Company’s Amended and Restated Memorandum and Articles of Association that would affect the substance or timing of the Company’s obligation to redeem 100% of the Company’s Ordinary Shares sold in the IPO if the Company does not complete an initial Business Combination within 12 months from the closing of the IPO, unless the Company provides the holders of Ordinary Shares sold in the IPO with the opportunity to redeem their Ordinary Shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount of the Trust Account, including interest earned on Trust Account and not previously released to the Company to pay the Company’s taxes, divided by the number of then outstanding Ordinary Shares;

●	not to tender the Private Placement Shares and Over-Allotment Shares in connection with a tender offer conducted prior to the closing of a Business Combination;

●	the undersigned party will not participate in any liquidation distribution with respect to the Private Placement Shares and Over-Allotment Shares (but will participate in liquidation distributions with respect to any shares purchased by the undersigned party in the IPO or in the open market) if the Company fails to consummate a Business Combination;

●	that the Private Placement Shares and Over-Allotment Shares will not be transferable until the consummation of a Business Combination except (a) to the Company’s officers or directors, any affiliates or family members of any of the Company’s officers or directors, any members or partners of the Sponsor or their affiliates, any affiliates of the Sponsor, or any employees of such affiliates; (b) in the case of an individual, by gift to a member of such individual’s immediate family or to a trust, the beneficiary of which is a member of such individual’s immediate family, an affiliate of such individual or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of such individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with any forward purchase agreement or similar arrangement or in connection with the consummation of an initial Business Combination at prices no greater than the price at which the securities were originally purchased; (f) in the event of the Company’s liquidation prior to the Company’s completion of an initial Business Combination; (g) by virtue of the laws of the British Virgin Islands or the Sponsor’s organizational documents upon liquidation or dissolution of the Sponsor; (h) to the Company for no value for cancellation in connection with the consummation of an initial Business Combination; (i) in the event of the Company’s liquidation prior to the consummation of an initial Business Combination; or (j) in the event of the Company’s completion of a liquidation, merger, capital share exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their Ordinary Shares for cash, securities or other property subsequent to the Company’s completion of an initial Business Combination; provided, however, that in the case of clauses (a) through (e) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions and by the same agreements entered into by the Sponsor with respect to such securities; and

●	the Private Placement Shares and Over-Allotment Shares will include any additional terms or restrictions as is customary in other similarly structured blank check company offerings or as may be reasonably required by the underwriters in the IPO in order to consummate the IPO, each of which will be set forth in the Registration Statement.

The undersigned party acknowledges and agrees that the purchasers of the Private Placement Shares and Over-Allotment Shares will execute agreements in form and substance typical for transactions of this nature necessary to effectuate the foregoing agreements and obligations prior to the consummation of the IPO as are reasonably acceptable to the undersigned party, including but not limited to an insider letter.

The undersigned party hereby represents and warrants that:

(a)	it has been advised that the Private Placement Shares and Over-Allotment Shares have not been registered under the Securities Act;

(b)	it will be acquiring the Private Placement Shares and Over-Allotment Shares for its account for investment purposes only and not with a view to the distribution or resale of such shares;

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(c)	it has no present intention of selling or otherwise disposing of the Private Placement Shares and Over-Allotment Shares in violation of the securities laws of the United States;

(d)	it is an “accredited investor” as defined by Rule 501 of Regulation D promulgated under the Securities Act;

(e)	it has had both the opportunity to ask questions and receive answers from the officers and directors of the Company and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder;

(f)	it is familiar with the proposed business, management, financial condition and affairs of the Company;

(g)	it has full power, authority and legal capacity to execute and deliver this letter and any documents contemplated herein or needed to consummate the transactions contemplated in this letter;

(h)	it has the financial ability to bear the economic risk of its investment in the Private Placement Shares and the Over-Allotment Shares and is able to bear a total loss of its investment in such shares;

(i)	it understands that the Private Placement Shares and Over-Allotment Shares are not readily marketable;

(j)	it has no need for liquidity with respect to its investment in the Private Placement Shares and the Over-Allotment Shares and no need to dispose of any portion thereof to satisfy any existing or contemplated undertaking or indebtedness;

(k)	it is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of its investment in the Private Placement Shares and the Over-Allotment Shares; and

(l)	this letter constitutes its legal, valid and binding obligation, and is enforceable against it.

This letter agreement constitutes the entire agreement between the undersigned party and the Company with respect to the purchase of the Private Placement Shares and Over-Allotment Shares, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to the same.

[Signature Page Follows]

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Very truly yours,

Crestone Strategic Capital Acquisition Corporation

By:
Name:	Hongtao Sun
Title:	Chief Executive Officer and Chairman of the Board

Accepted and Agreed:

Crestone Strategic Capital Limited

By:
Name:	Shuya Iwamoto
Title:	Director

[Signature Page to Private Placement Shares Purchase Agreement]

Exhibit A

Crestone Strategic Capital Acquisition Corporation

Wire Instructions